EXHIBIT 21


            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1997


         At December 31, 1997, the Registrant had no 100% owned subsidiaries.

         At December 31, 1997, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                  Cousins Real Estate Corporation and subsidiaries (100% of non-
                      voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins MarketCenters, Inc. (100% owned by Cousins Real Estate Corporation)
                  Rocky Creek Properties, Inc. & MT&E - Macon-Harris (75% owned by Registrant)
                  Perimeter  Expo  Associates,  L.P.  (90% owned  by  Registrant and 10%  owned  by  Cousins MarketCenters, Inc.)
                  Cousins, Inc. (100% owned by Registrant); subsidiaries include
                      Cousins/Daniel, LLC*
                  Cousins/Myers Second Street Partners, L.L.C.*

         At December 31, 1997, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                  CC-JM II Associates (50% owned by Registrant) C-H Associates, Ltd. (49% owned by Cousins Real Estate Corporation) C-H Leasing Associates (50% owned by Cousins Real Estate Corporation) C-H Management Associates (50% owned by Cousins Real Estate Corporation) CSC Associates, L.P. (50% owned by Registrant) Cousins LORET Venture, L.L.C. (50% owned by
                  Registrant) Green Valley Associates II (50% owned by Registrant) Haywood Mall (50% owned by Registrant) Hickory Hollow (50% owned by Cousins Real Estate Corporation) MC Dusseldorf Holding B.V. (10% voting interest owned by Registrant and 40% voting interest owned by Cousins Real Estate Corporation)
                  Wildwood Associates (50% owned by Registrant)
                  Ten Peachtree Place Associates (50% owned by Registrant)
                  Temco Associates (50% owned by Cousins Real Estate
                      Corporation)


         * Registrant receives a preferred return on its capital, with minority member receiving a portion of residual cash flow and capital proceeds.